Exhibit 10.8

Portions  of  this  exhibit  have  been  omitted   pursuant  to  a  request  for
confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by asterisks ("*****"), and the omitted text has been filed separately with the Securities and Exchange Commission.

[T-SYSTEMS LOGO]

                    AMENDED AND RESTATED FULL-TIME SATELLITE
                       AND TERRESTRIAL SERVICES AGREEMENT

            THIS AMENDED AND RESTATED FULL-TIME SATELLITE AND TERRESTRIAL SERVICES AGREEMENT (the "Agreement") is made and entered into as of this 30 day of September, 2003 by and between T-Systems Canada, Inc. (f/k/a Deutsche Telekom (Canada), Inc.), a Canadian corporation, with its principal place of business located at 70 York St, Suite 1700, Toronto, Ontario Canada M5J 1S9 ("TSC") and STV International B.V. with its registered office and operational address in Strawinskylaan 3111, 1077 ZX Amsterdam ("Customer") (together, the "Parties").

1. Customer has contracted with TSC in an agreement dated July 20, 2001 ("Original Agreement") for the provision of certain services described herein (the "Services") and subject to the technical parameters contained in Annex 4 attached hereto;

2. Customer and TSC have agreed to amend and restate the terms and conditions of the Original Agreement to reflect the Parties current business relationship. The terms and conditions of this Amended and Restated Full-Time Satellite And Terrestrial Services Agreement replace and supercede the terms and conditions set forth in the Original Agreement in all ways, the Amended and Restated Full-Time Satellite And Terrestrial Services Agreement will constitute the entire agreement of the Parties with regard to the Products and Services described herein, and the Original Agreement is hereby terminated by agreement with effect from 30 September 2003; and

3. TSC agrees to provide the Service to Customer, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants, agreements and obligations contained herein, the Parties agree as follows:

1.    Services to be Provided by TSC.

      (a) In General. TSC, acting through its corporate affiliates, shall provide, and Customer shall accept, the Services as described herein and in Annex 4 hereto, subject to and in accordance with the terms and conditions of this Agreement.

      (b) Service Elements. Beginning with the Service Commencement Date as defined in Section 1(g) below, TSC shall provide to Customer two elements of full-time service, jointly comprising the Services:

            (i) a contribution service (the "Contribution Service") comprised of a fibre link between the Customer's Point of Origination (UPC Digital Media Centre, Amsterdam, The Netherlands) and TSC's Usingen earth station located in the vicinity of Frankfurt, Germany, the point of uplink transmission. The fixed rate fibre link will be physically comprised of two (2) El data rate circuits (each bearing a data rate of 2.048 Mbps) whose bandwidth will be multiplexed to accommodate the Customer's signal bearing a maximum data rate of 3.0 Mbps as specified in Section 2 below. TSC will provide this fibre link as a service designated as a `CityInterconnect-International' ("CICI") service as further described in Annex 1 attached hereto. In the event of any inconsistency between Annex 1 and the terms and conditions set forth herein, the terms set forth herein shall prevail. Without limiting the generality of the foregoing sentence, for the avoidance of doubt, the parties acknowledge that the terms set forth herein shall, in the event of ambiguity or conflict, prevail over Sections 6, 7, 9, 10, 12.2, and 12.4 of the CICI Terms & Conditions.

            (ii) a distribution service (the "Distribution Service"), comprised of the reception of the Contribution Service signal at Usingen earth station for purposes of full-time digital satellite transmission. TSC will provide a redundant uplink of the Customer's signal to a 3.0 Mbps digital slot on TSC's Divicom MCPC satellite platform located on Transponder 129 of the Hotbird 6 Satellite located at 13.0 degrees East. For purposes of the provision of the Services, TSC warrants that this platform is MPEG2 (4:2:0), DVB-compliant. The Parties acknowledge and agree that the Services will not be statistically multiplexed by TSC.

            (iii) The Customer Point of Origination is hereby designated as:

                  UPC Digital Media Centre
                  Kon. Wilhelminaplein 2-4
                  1062 HK Amsterdam
                  The Netherlands

                  The Customer has the right to change the location of the Point of Origination at any time during the contract by providing TSC with 60 days written notice. In this event, TSC would modify the routing on a reasonable efforts basis and any incremental charges associated with the modification would be passed on to the Customer.

            (iv) Subject to a change in Service Charges as noted in Section 3(a) and to facilities availability, the Customer may request an increase to its bandwidth requirements to 3.5 Mbps at any time during the

                  Initial Term or any extension thereof upon sixty (60) days notice. Upon such notice, the Parties will promptly commence discussions regarding such requested change.

      (c) Service Availability. Subject to the terms and conditions herein, the Services shall be provided 24 hours per day, 7 days per week (except, without limitation, for outages caused by reasonable maintenance and repair, inclement weather and events of force majeure) on a full-time basis during the term of the Agreement.

      (d) Technical Compliance. The Services provided by TSC shall conform in all material respects with the technical specifications set forth in Annex 4 attached hereto.

      (e) Specific Technical Equipment and Facilities. The Services will be provided by TSC utilizing the following technical equipment and facilities, which shall at all times remain within the control, ownership and possession of TSC, all as more specifically described in Annex 4 hereto:

            (i) TSC shall provide ASI multiplexing equipment for purposes of processing Customers transmission signals in connection with the contribution service. Such multiplexing equipment will be housed by TSC at UPC's facility at Customer's Point of Origination pursuant to a separate contract between TSC and UPC, and Customer shall have no rights or responsibilities under such separate agreement, nor any ownership interest in such multiplexing equipment.

            (ii) TSC shall procure from a third party of its choice local loop connections (in both Amsterdam and Frankfurt) and of long-haul connection (from Amsterdam to Frankfurt) in connection with the terrestrial portion of the Contribution Service.

            (iii) TSC  shall  provide  monitoring  of the  Contribution  Service through the use of the `Line Watch' software application that furnishes alarms on the ASI Multiplex system and is integrated with TSC's Network Monitoring systems (QSS).

            (iv) TSC shall provide a dedicated IRD to monitor the satellite transmission parameters of the Hotbird 6 satellite signal.

            (v) The provision by TSC of a VHS tape playout machine at Usingen earth station to be used in the following circumstances: a) If the Contribution Service between the Facility and Usingen fails; or b) If the Customer's conditional access service fails. In the case of a) and/or b) above, the tape provided by the Customer shall contain a maximum of 30 minutes of content that is legally appropriate for unencrypted broadcasting free to air, as governed by the German Broadcast Authority.

      (f) Useable Bandwidth. TSC notes, and the Customer hereby recognizes, that the `useable data rate' on the Contribution and Distribution Service is approximately 3.0 Mbps. The useable bandwidth of a circuit is a function of capacity data rate less equipment overhead.

      (g) Service Commencement Date. The Service Commencement Date is October I, 2003.

      (h) Legal and Regulatory Compliance. TSC shall be entitled, at all times during this Agreement and without liability to Customer, to preempt, suspend or terminate provisioning of any of the Services in the event that a competent legal authority (in the reasonable determination of TSC) prohibits, suspends, enjoins or otherwise takes action to suspend or terminate, or that may culminate in suspension or termination of, provisioning of the Services under this Agreement ("Legal Action"). Except if immediate suspension or termination is required or threatened by a competent legal authority, and to the extent reasonably possible, TSC shall provide the Customer with 10 business days' notice to take measures to address the Legal Action before suspending its obligations to provide the Service hereunder. In the event that the Legal Action requires immediate suspension or termination of the Service, TSC shall comply with that requirement and inform the Customer thereof as promptly as possible. If TSC is required to terminate the Services in whole or in part by a competent legal authority, it shall have the right to terminate this Agreement in accordance with
            Section 7(a) below. Except as otherwise provided in Section 9(d) below, neither TSC nor Customer shall have any liability, (financial or otherwise) to the other Party in the event of suspension or termination of the Services in whole or in part pursuant to this
            Section 1(h).

      (i) Transmitted Content. TSC shall not be responsible in any way for the content of the programming transmitted by Customer, and shall bear no liability for any consequence, legal, commercial or otherwise, that may arise from the transmission of any programming transmitted by means of the Services pursuant to this Agreement by Customer. TSC acknowledges the nature of the programming content to be transmitted by Customer by means of the Services and the Customer agrees that it will be, and will remain, in compliance with all relevant laws and regulations with respect to the transmission of such content, and will conduct its activities in respect of this Agreement so as to avoid the occurrence of any Legal Action.

      (j) Transponder Ownership. The Parties agree and acknowledge that title to the Transponder shall remain at all times with TSC notwithstanding the payment of the Service Charges by Customer under this Agreement.

2.    Responsibilities of Customer.

      Customer shall be responsible for the timely performance of the following actions:

      (a) Technical Preparation and Procurement. (i) the procurement, installation, testing and maintenance of playout; MPEG2 digital video encoding; and conditional access equipment (altogether described as 'program origination equipment') related to Customer programming within the Point of Origination;

            (ii) the procurement and maintenance and ensuring the technical compatibility of all program origination hardware and other equipment provided by Customer;

            (iii) securing the technical  transfer  ("handing off') of a digital signal  to TSC at the Point of  Origination  at a data rate of
                  3.0 Mbps in DVB-ASI format;

            (iv)  the provision to TSC of two (2) authorized smart cards and two
                  (2) Irdeto PCMCI card readers to be used solely for the purpose of monitoring the Customer's video and associated audio signal at Usingen earth station receipt of which by TSC is hereby acknowledged.

      (b) Regulatory Matters. (i) Customer shall be responsible for the timely procurement and maintenance of all necessary regulatory and broadcast licenses, permits and authorizations, copies of which are attached hereto as Annex 2;

            (ii) Customer warrants that it will not, directly or indirectly, engage in or permit the marketing, sale or distribution of any device or item, including Smart Cards, in violation of any applicable laws and regulations of each jurisdiction in which the Services are originated, transmitted and/or received;

            (iii) Customer warrants that all content transmitted by it utilizing the Services are, and will remain at all times during the term of this Agreement, in compliance with all applicable laws and regulations of each jurisdiction in which the Services are originated, transmitted and received.

3.    Payment.

      (a) Service Charges. Customer agrees to pay TSC the monthly amount of ***** Euros for each month of full-time service provided to Customer during the Term of Service ("Service Charges"). Income taxes on the charge of TSC are excluded from the scope of this provision. Such Initial Service Charges shall apply during the Initial Term (as defined in Section 6 below). If the Customer exercises its ability to increase the bandwidth of the Distribution Service to 3.5 Mbps as set forth in Section 1(b)(iii), then the Customer will agree to pay the monthly amount of ***** Euros (or the pro-rated amount subject to the date of the increase) for each month of full-time Service provided to Customer during the Term of Service.

      (b) Invoicing. TSC shall submit an invoice to Customer on the first day of each month during the Term for the Service Charges for the applicable month of Service. Customer shall make payment of each invoice by wire transfer in immediately available funds to TSC no later than thirty (30) days following receipt of such invoice; provided that the initial payment shall be due and owing no later than the Commencement Date. If payment is not timely received by TSC in accordance with the terms hereof, and such default or failure is not remedied within a period of ten (10) business days after receipt of written notice thereof from TSC, then TSC shall be entitled to immediately terminate the Service without further notice to Customer.

      (c) Security Deposit. Customer has provided to TSC a security deposit in the amount of ***** Euros applicable to the Distribution Services only. The deposit will be applied to the last month of the Customer's term of Service. If the security deposit is greater than the total amount of Service Charges due and owing by Customer at the end of the Term, any additional amount of the security deposit will be remitted to Customer within 30 days of the end of the Term.

      (d) Guaranty. The obligation of Customer hereunder, including but not limited to, the payment of the Service Charges, shall be guaranteed by Playboy TV International, LLC as set forth in Annex 3 hereto.
            Notwithstanding the foregoing, the termination of the Agreement by Customer for Commercial Failure, as set forth in Clause 7(b)(ii) shall relieve Playboy TV International, LLC of its obligations to guarantee the obligations of Customer.

      (e) Competitiveness Review. If at any time following the second anniversary of the Service Commencement Date, Customer receives two bona fide offers from third parties to provide a package of telecommunications services that is substantially similar to the range of Services offered under this Agreement, including, without limitation, fees, term, volume, product mix, functionality, features, credits offered, level of service and geographic breadth ("Competitive Offers"), and such Competitive Offers would result in an overall cost savings to Customer equal to or greater than five percent (5%) over the then remaining Term of this Agreement when compared to the effective rates charged by TSC, then the Parties will meet to discuss competitive service alternatives and other technological or marketplace developments. TSC and the Customer will cooperate in efforts to develop a mutually agreeable proposal within a commercially reasonable period of time that will satisfy the concerns of both Parties and comply with all applicable legal and regulatory requirements. This provision shall not apply to a change resulting from a decision by the Customer to transfer portions of Customer's traffic or projected growth to carriers other than TSC. This provision does not constitute a waiver of any charges or any terms and conditions applicable to the Customer, prior to the time the Parties mutually agree to amend or replace this Agreement. If the Parties are unable to reach mutual agreement on an alternative proposal within thirty days of the Parties first meeting to discuss the alternate proposals, then the Customer may, at his option and upon ninety (90) days' written notice to TSC, terminate this Agreement subject to payment of a Termination Fee equal to 25% of the total fees due for the Service for the remainder of the Term of Service.

4.    Fault Reporting.

      (a) Reporting. Customer will report any faults in the provisioning of the service to TSC's Satellite Network Services ( SNS ) in Usingen earth station ( Telephone number : + 49 6081100 02 / 05) as soon as they are detected. All such reports must be stated, either initially or promptly thereafter in writing. The agreed language for the fault reporting is English.

      (b) Investigation. TSC shall record and investigate all fault notifications received by Custonier. In the event the fault report is confirmed by TSC, TSC will undertake all reasonable efforts to remedy the fault as quickly as possible. In case of a confirmed fault the paragraphs of Section 5 below shall apply for calculating the credits for outages. The findings of SNS will be final with regard to the confirmation of a fault unless Customer provides objectively verified proof of the alleged fault.

5.    Interruption Credits.

      (a) Calculation of Credits. In the event of an interruption, through the Fault Reporting procedure noted above, in the Service to be provided pursuant to this Agreement, which interruption continues for a consecutive period of (30) minutes or more (an "Interruption"), Customer shall be granted pro rata outage credits against the monthly Service Charges, which credits shall be equal to the aggregate amount of all such Interruptions or portions thereof occurring during a particular month. The aggregate credit allowances during a particular month shall be reflected in TSC's invoice for the succeeding calendar month, and Customer shall be entitled to deduct the amount of such credit allowances from its next succeeding monthly payment of the Service Charges. In no event shall the aggregate Interruption credits for one month exceed the Service Charges for such month. For purposes of clarification, such credits shall be based upon the (i) number of hours (or portion thereof) during a month that the transponder that is part of Customer's transponder capacity has failed to meet its performance specifications, divided by (ii) the number of hours in the month, and such fraction multiplied by (iii) Customer's lease fee, applicable to the affected transponder for said month.

      (b) Limitations. No credits shall be granted to Customer if the Interruption is a result of, or is attributable, in whole or part to: (i) the negligence or willful default of Customer; (ii) temporary or intermittent Interruptions due to sun outages; (iii) the failure or non-performance of any equipment provided or maintained by Customer in connection with the Service under this Agreement.

      (c) Substitute Transponder Capacity. In the event that the Service is interrupted for a period of longer than 2 consecutive hours due to the technical malfunction of the satellite capacity provided, then TSC will use all reasonable efforts to procure substitute transponder capacity on another satellite at a cost reasonably equivalent to the service Charges hereunder; provided however, that TSC shall have no liability to Customer for its failure to procure such substitute transponder capacity.

6.    Term.

      This  Agreement  shall have an initial term (the "Initial  Term") of three
      (3) years, commencing October 1, 2003 and continuing through September 30, 2006, unless terminated earlier as set forth herein. Except if terminated by either Party by written notice to the other Party delivered at least three months (90 days) before the end of the Initial Term or any extension thereof, this Agreement shall be automatically extended for successive terms of one year under the same terms and conditions as set forth herein.

7.    Termination; Assignment.

      (a) Termination by TSC. TSC shall have the right to terminate this Agreement with immediate effect, with written notice of such termination provided to Customer, upon the occurrence of any one or more of the following acts or omissions: (i) upon a material breach or default by Customer of any of the provisions of this Agreement that has not been cured within thirty (30) days after receipt of notice from TSC of such breach or default; (ii) upon the failure of Customer to make timely payment in strict accordance with the payment provisions of this agreement as set forth in Section 3 above; or (iii) in the event that the performance of this Agreement pursuant to the terms hereof has been prohibited by any court, governmental or regulatory body with jurisdiction over either party and such prohibition is no longer subject to further review or proceedings and as to which no stay has been granted or request for stay is pending. Notwithstanding the foregoing, except if immediate suspension is required by an administrative or judicial or competent legal authority, TSC shall provide the Customer with 10 business days' notice to cure the situation before suspending its obligations to provide the Services hereunder. In the event of such termination by TSC pursuant to this
            Section 7, TSC shall have no further liability to Customer, and Customer shall pay within ten (10) days thereafter all outstanding amounts as of the date of termination

      (b)   Termination by Customer. The Customer may terminate the Agreement:

            (i) upon a material breach or default by TSC of any of the provisions of this Agreement that has not been cured within thirty (30) days after receipt of notice from Customer of such breach or default; or

            (ii) at any time during the Initial Term of this Agreement or any extension thereof, upon ninety (90) days' prior written notice to TSC in the event that Customer ceases to transmit the television channel known as at the date hereof as Spice Platinum or any successor because, in Customer's sole discretion, of the commercial failure of that channel. Such termination shall be without penalty and shall not be subject to any Termination or Cancellation Fees as set forth herein; provided, however, that Customer may not recommence the transmission of Spice Platinum or commence the transmission of a television channel materially the same as Spice Platinum, within eighteen (18) months of the date of such termination. If Customer recommences transmission within the eighteen month period, Customer shall pay to TSC the Termination and Cancellation Fees set forth in Section 7(b)(3) below; or

            (iii) beginning  two (2) years after the Service  Commencement  Date for either Service for convenience subject to ninety (90) days prior written notice, provided that in the event of termination for convenience, Customer shall pay a termination fee equal to fifty percent (50%) of the Service Charges associated with the remaining number of months in the Initial Term or in any remaining successive term.

      (c) Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, provided however, (1) upon prior written notice TSC may assign this Agreement without such consent to a present or future affiliate, subsidiary, successor or distributor or may assign its right to receive payment; and (2) in the event Customer requests the consent of TSC to assign its rights and obligations hereunder, TSC shall not unreasonably withhold or condition its consent to such assignment in the event of assignment of Customer's rights and obligations hereunder (a) to any affiliate wholly owned by Customer or (b) to any assignee which presents a reasonably acceptable financial profile so as to meet its obligations under the Agreement and possesses all appropriate licenses, permits and authorizations required for use of the Services and which proposed assignee does not compete with TSC or its affiliates in the provision of satellite broadcasting services as provided for under this Agreement; provided in each case that, in the event of any such assignment by Customer, Customer shall remain fully responsible for the performance of all obligations and liabilities under this Agreement notwithstanding such assignment by Customer.

8.    Notices.

      Notices under this agreement will be provided to the following persons:

              TSC:       Jennifer Racine
                         Account Manager, Video Services
                         T-Systems Canada, Inc.
                         70 York St., Suite 1700
                         Toronto, Ontario M5J 1S9
                         Tel.: 416 360 1019
                         Fax: 416 360 2910

                         with a copy to:
                         Legal Counsel
                         T-Systems North America
                         701 Warrenville Road
                         Lisle, Illinois 60532

              Customer:
                         Designated representative:
                         Nanno van der Werff
                         STV International B.V.
                         Starwinskylaan 3105
                         7th Floor
                         1077 ZZ Amsterdam
                         The Netherlands
                         Fax: 011-3120-406-4555
                         ph: 011-3120-406-4444

                         with a copy to:
                         Mark Rudolph
                         Executive VP

                         2706 Media Center Drive
                         Los Angeles, California 90065

                         William Campbell
                         Managing Director
                         Spice Television International
                         Aquis House, Station Road
                         Hayes
                         Middlesex
                         United Kingdom
                         UB3 2dX
                         Fax:44-20-85-81-7005

9.    Liability and Warranty.

      (a) Except as otherwise expressly agreed herein, with regard to international communications service contemplated by this Agreement, the liability exclusion in accordance with article 36 of the Geneva International Telecommunications Convention of 1992 shall be applicable to the liability of TSC hereunder.

      (b) Neither Party hereunder shall be liable for consequential, special, punitive, indirect and/or financial damages, lost profits, or other losses or damages hereunder, whether such any of such damages are foreseen or foreseeable by either Party.

      (c) Customer warrants that the audio/visual programming transmitted over the Service is not in breach of any legal or regulatory provision, nor in any manner subjects TSC to legal liability. Customer agrees that in no circumstances will the Service be used for the transmission of the following contents: exploitation of minors, paedophilia, sexual violence, bestiality, sadomasochism or necrophilia, malicious provocation of crimes and offences and content facilitating criminal associations.

      (d) (i) Customer shall indemnify and hold TSC harmless against any and all expenses, damages, costs, liabilities, and claims of every kind, including, without limitation, reasonable counsel fees, by or on behalf of any person or entity arising out of or caused by: (1) the failure by Customer to comply with any law or regulation applicable to Customer of any governmental authority, or (2) any claims by third parties with respect to Customer's use of the Services; provided however, that the aggregate liability of Customer under this Section 9 shall be limited to an amount equal to the total sum of all payment owed by Customer to TSC for the Services rendered in connection with this Agreement.

            (ii) TSC shall indemnify and hold Customer harmless against any and all expenses, damages, costs, liabilities, and claims of every kind, including, without limitation, reasonable counsel fees, by or on behalf of any person or entity arising out of or caused by: (I) failure by TSC to comply with any law or regulation of any governmental authority applicable to TSC, or (2) any claims by third parties with respect to TSC's provision of the Services; provided however, that the aggregate liability of TSC under this Section 9 shall be limited to an amount equal to the total sum of all payment received by TSC from Customer for the Services rendered in connection with this Agreement.

            (iii) This Section 9(d) shall survive  termination  of the Agreement for a period of twelve (12) months.

      (e) It is expressly agreed that all express and implied warranties, including, but not limited to, warranties of merchantability or fitness for any particular purpose or use, are expressly excluded and disclaimed. It is further expressly agreed that TSC's sole obligations and liabilities and Customer's exclusive remedies for any cause whatsoever arising out of this Agreement and/or the transactions contemplated hereby are limited to those specifically set forth in this Agreement, and all other remedies of any kind are expressly excluded.

      (f) TSC undertakes that it will use all reasonable efforts to enable Customer to have the benefit of any representations or warranties that TSC has received from any manufacturer or provider of the equipment for the Services.

10.   Miscellaneous.

      (a) This Agreement shall be governed by the laws of the State of New York without reference to its conflict of law principles.

      (b) The language of the Agreement, and all notices hereunder, is English.

      (c) All other disputes arising in connection with this Agreement shall be finally settled by arbitration under the Rules of the American Arbitration Association. The arbitration shall take place in New York, New York, and shall be conducted in English. The parties shall instruct the arbitrator(s) to conclude the arbitration process within sixty (60) days after the commencement of arbitration. The award of the arbitrators shall be final and binding. The parties waive any right to appeal the arbitration award, to the extent a right of appeal may be lawfully waived. Each party retains the right to seek judicial assistance to compel arbitration and to enforce any decision of the arbitrators, including the final award. The losing party to the arbitration shall be responsible for all costs of arbitration, including reasonable attorney's fees of the prevailing party, unless otherwise determined by the arbitration. This Section 10(c) shall survive termination of the Agreement.

      (d) Any waiver by either Party of the application of any provision of this Agreement must be made in written form and must be accepted by the other Party, and any such waiver shall not be deemed to constitute any subsequent waiver of any provision or right or claim under this Agreement.

      (e) This Agreement shall not be construed or deemed to create a partnership, joint venture, affiliation or any other kind of legal relationship between the Parties.

11.   Force Majeure.

      No failure or omission by either Party to carry out or to perform any of the terms or conditions of this Agreement shall give the other Party a claim against such Party, or be deemed a breach of this Agreement, if and to the extent that such failure or omission arises from Force Majeure, which shall include, but not limited to, acts of God; fire, flood, or ether catastrophes; government, legal or statutory restrictions on forms of commercial activity; or order of any civil or military authority; national emergencies, insurrections, riots, wars; or strikes, lock-outs, work stoppages, or other labor difficulties. In the event of any one or more of the foregoing occurrences, notice shall be given by the party unable to perform to the other Party and the Party unable to perform shall be permitted to delay its performance for so long as the occurrence continues. In such event, the other Party shall be entitled to suspend its performance as long as such event or force majeure continues, provided that the suspension of performance by such other Party shall not have the effect of impeding resumption of performance of the other party declaring the event of Force Majeure. Should the suspension of obligations due to Force Majeure exceed thirty (30) days of continued interruption or sixty
      (60) days in the aggregate, either party may terminate this Agreement by sending a appropriate written notice to the other party without liability.

12.   Legal Form, Amendment, Entire Agreement

      (a) Amendments or supplements to this Agreement are only effective if agreed to by both Parties in writing.

      (b) If any provisions in this Agreement should be ineffective or unenforceable, this will not affect the validity of the remaining parts of the Agreement. In such an event, the Parties shall undertake to replace the ineffective or unenforceable provision by an effective or enforceable provision which comes as close as possible to the spirit and purpose of the provision to be replaced.

      (c) This Agreement, including all the component parts hereto, represents the entire understanding of the Parties hereto with respect to the subject matter hereof, supersedes all prior negotiations, agreements and tariffs regarding such subject matter.

      (d) This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same instrument.

13.   Confidentiality.

      The contents and substance of this Agreement shall in no event be disclosed by either Party or their employees to third parties except for purposes of fulfilling obligations required by this Agreement, or with the prior written consent of the other Party hereto, or as may otherwise be required by law. Notwithstanding the foregoing, in the event either Party has entered into discussions with a third party, involving either a joint venture, merger or acquisition, or the sale of all or substantially all of the assets of the Party to which this Agreement pertains, then such party may disclose the terms of this Agreement to such third Party, provided such disclosure is pursuant to a Non-Disclosure Agreement. This Section 13 shall survive the termination of the Agreement for a period of 12 months.

14.   Press Releases.

      Each Party agrees that no press releases or other announcements regarding this Agreement or the Service shall be issued or made by either Party without the prior written approval of the other party, not to be unreasonably withheld. Notwithstanding the foregoing, that Customer may issue a press release provided that such press release does not refer to TSC or any of its affiliates, unless TSC provides its prior written consent. Both Parties will inform its subcontractors, if any, under this Agreement, and will use its best efforts to ensure that its subcontractors adhere to this provision.

T-SYSTEMS CANADA, INC.                  STV INTERNATIONAL BV

By: /s/ [signature illegible]           By: /s/ [signature illegible]

Title: President T-Systems Canada       Title: Director

Date: Oct. 6/03                         Date: 30/9/03

                                 List of Annexes

Annex 1

CICI Terms & Conditions

Annex 2

Copy of Customer Broadcast License

Annex 3

Guaranty

Annex 4

Service Concept

                                                                         Annex 1

T-Systems International GmbH
General Terms and Conditions
for CityInterConnect international.

      T-Systems International GmbH (hereinafter referred to as T-Systems) shall provide CityInterConnect international in accordance with the provisions of the German Telecommunications Customer Protection Ordinance and the following General Terms and Conditions. The German Telecommunications Customer Protection Ordinance shall apply even if it is not expressly referred to in the following terms and conditions.

1     Subject matter of terms and conditions

      The following terms and conditions set forth the terms governing the provision of CityinterConnect international of T-Systems.

2     Standard Service

2.1   Monthly charges

      Subject to technical and operational feasibility, T-Systems shall provide the customer with a CityinterConnect international with transmission rates between 1,920 kbit/s and 622 Mbit/s and with a monthly average availability of 99.8% relating to the respective transmission path.

      CityInterConnect international is a permanent international transmission path with digital interfaces (full circuit) between selected cities in Germany and other countries in accordance with the list of countries shown below. CityInterConnect international serves the purpose of transmitting digital signals to the extent possible with the existing technology. They shall be provided with interfaces in accordance with the ITU-T recommendations shown in the table below.

2.2   Installation

      In the vicinity of the customer's first terminal at each end of the CityInterConnect international, T-Systems shall install a connecting unit that serves as the termination of the CityInterConnect international.

      The installation of the CityinterConnect international - especially its routing within T-Systems' network - shall be carried out in compliance with the rules governing the standard installation procedure used by T-Systems at the time of performance.

2.3   Maintenance windows

      T-Systems shall schedule maintenance windows, in particular, for the purpose of modifying the network configuration. The customer shall be notified thereof at least one week in advance.

      During maintenance window periods, T-Systems may put equipment out of operation. Maintenance window periods are not included in the calculation of availability.


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                                                    General Terms and Conditions

3     Additional Services

      By agreement and subject to technical and operational feasibility, T-Systems shall in particular perform the following additional services for an additional charge:

      a) Relocate, replace or modify the connecting unit and relocate the subscribers drop;

      b) Provision by T-Systems of 19-inch cabinets in foreign telecommunications equipment centers. The service shall be provided in accordance with the additional terms and conditions for the provision of equipment accommodation.

4     Fault clearance

      Subject  to  technical  and  operational   feasibility,   T-Systems  shall
      eliminate any faults in its equipment without undue delay. In this regard, T-Systems shall render the following services:

4.1   Reporting faults

      Faults may be reported to T-Systems 24 hours a day, seven days a week, by calling a customer service telephone number.

4.2   Customer service hours

      Customer service shall be available twenty-four hours a day, seven days a week.

4.3   Customer service appointments

      If necessary, T-Systems shall arrange a time with the customer for a service technician's visit. In the event that service cannot be rendered during the agreed period due to reasons attributable to the customer, another time shall be arranged and additional travel expenses charged, if applicable.

4.4   Response period

      Upon request, T-Systems shall inform the customer of the initial results within one hour after the fault has been reported, provided a number for the return call has been given. The initial response to the customer may also be made during the service technician's visit.

4.5   Interim report

      Upon request, T-Systems shall call the number provided once an hour after the end of the response period to give an interim report on the status of the work and the outlook for additional measures.

4.6   Subsequent notification

      T-Systems shall inform the customer after a fault has been cleared. In the event that the customer is not contacted upon the initial attempt, additional attempts to subsequently notify the customer shall be made at regular intervals.

5     Duties and obligations of the customer

      In particular, the customer shall

      a) pay the agreed prices in due time. For any check not paid or any direct debit not honored or returned, the customer shall reimburse T-Systems for the costs incurred to the extent that the customer was responsible for the event giving rise to the costs.

      b) provide any electricity in accordance with the features common in the respective country (type of plug and voltage) needed for installation,


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

                                                    General Terms and Conditions

            operation   and   maintenance   and,  if  required,   the  potential
            equalization including earthing at his own expense.

      c) reimburse any costs incurred by T-Systems for checking its equipment following submission of a fault report if the fault was not in T-Systems' equipment and this could have been recognized by the customer if he had made a reasonable effort to find the fault.

      d) have all installation and modification work on the CityInterConnect international performed solely by T-Systems.

      e) upon T-Systems' request, provide assistance with measurements taken for the purpose of clearing faults (measurement assistance).

      f) not use for other purposes the telephone or ISDN line that has been provided excursively for management purposes. In the event of use for other purposes, the charges incurred thereby shall be billed.

6     Use by third parties

      The customer shall not be permitted to make the CityInterConnect international available to third parties for their permanent and exclusive use without the prior consent of T-Systems. If T-Systems refuses to give its consent, the customer shall not have a right of termination for good cause.

7     Terms of payment

7.1 Starting on the third calendar day after the service has been installed ready for operation, monthly charges shall be payable for the rest of the month on a pro rata basis. Afterwards, these charges shall be paid on a monthly basis in advance.

      If the price is to be calculated for parts of a calendar month, 1/30 of the monthly charge shall be due for each day.

7.2 Other charges shall be payable after the relevant service has been performed.

7.3 The amount due must be credited to the account specified in the bill no later than on the tenth day after receipt of the bill, or the competent accounting office must have received a check for the amount shown on the bill by that date. In the event that the customer furnishes a direct debit authorization, T-Systems shall debit the agreed account with the billed amount.

8 Changes in the prices, service specifications and general terms and conditions

8.1 In the case of prices, service specifications and general terms and conditions that have been approved or reviewed by the German Regulatory Authority for Telecommunications and Posts (RegTP), T-Systems is obligated to charge only those prices that have been approved or reviewed by the German Regulatory Authority for Telecommunications and Posts. Agreements on services containing prices other than those that have been approved or reviewed shall be effective, provided that the approved price replaces the agreed price.

      T-Systems shall inform the customer in writing of any changes in prices, service specifications and general terms and conditions approved or reviewed by the German Regulatory Authority for Telecommunications and Posts. This shall also apply to services whose prices consist of approved or reviewed prices, provided


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

                                                    General Terms and Conditions

      that the change was based exclusively on a change in the approved or reviewed prices, service specifications or general terms and conditions.

      In the event of an increase in price or other changes to the disadvantage of the customer, the customer may terminate the agreement effective from the time the change goes into effect. T-Systems shall make specific reference to this special termination right in the letter notifying the customer thereof. Notice of termination must be received within six weeks after receipt of the notification.

8.2 If T-Systems intends to change any other prices or change the general terms and conditions or service specifications, the customer shall be informed of the proposed change in writing. The changes shall be deemed to be accepted if the customer does not object in writing. T-Systems shall make specific reference to this consequence in the letter notifying the customer thereof. The objection must be received within six weeks after receipt of the notification. If the customer makes use of his right to object, the changes proposed by T-Systems shall be deemed to be rejected. The agreement shall then continue without the proposed changes. This shall be without prejudice to the right of the parties to terminate the agreement.

9     Change in the value-added tax

      If the value-added tax prescribed by law changes, the monthly charges shall be changed accordingly as from that date.

10    Delay in payment

10.1 If the customer is in arrears with a significant amount due, T-Systems shall have the right to bar the customer's CityInterConnect international at the customer's expense. In this case, the customer shall still be required to pay the monthly charges.

10.2  in the event that the customer is in default

      a) in the payment of charges, or a significant part thereof, for two consecutive months, or

      b) for a period of more than two months in the payment of an amount corresponding to, or exceeding, the basic monthly charge for two months,

      T-Systems shall have the right to terminate the agreement without notice and in the case of agreements with a fixed lease period may demand compensation as a single, lump-sum payment that falls due immediately and amounts to one-fourth of the monthly charges payable up to the end of the regular period of the agreement.

      The compensation payment shall be higher or lower if T-Systems proves that the loss suffered was greater or the customer, that it was less.


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

                                                    General Terms and Conditions

10.3 T-Systems reserves the right to assert any other claims arising from a default in payment.

10.4 If T-Systems fails to perform the service on time, liability shall be in accordance with the provisions of the German Telecommunications Customer Protection Ordinance. The customer shall be entitled to withdraw from the agreement only if T-Systems fails to perform the service within an additional reasonable period of time granted by the customer, which must be at least two weeks.

11    Lease period/termination

11.1  Lease period

      CityInterConnect international shall be provided with a lease period of one year or two, three, four or five years. The lease period shall begin on the day the CityInterConnect international has been provided ready for operation.

11.2  Termination

      The agreement may be terminated by either party, at the earliest, with effect from the end of the fixed lease period agreed upon. This shall be without prejudice to the right to terminate the agreement for good cause.

      After the expiration of the fixed lease period the agreement may be terminated by either party with effect from the end of any weekday. For any termination to become effective, a written notice of termination must be received by T-Systems or by the customer at least eight weeks prior to the date of termination. Saturdays are not deemed to be weekdays.

12    Failure to ensure availability

      In the event that T-Systems fails to ensure the availability of an CityInterConnect international and this is attributable to T-Systems, it shall credit the amount stipulated below to the customer.

      The prerequisite for the credit is that

      - the customer notifies T-Systems without undue delay that the CityInterConnect international is inoperable;

      - the customer allows T-Systems to clear the fault in the CityInterConnect international immediately and upon request provides T-Systems with assistance in taking measurements. In the event that T-Systems cannot clear the fault in the CityInterConnect international for reasons attributable to the customer, the time that counts towards the reimbursement shall be suspended;

      - the period of inoperability (downtime) counted in seconds is more than one minute per failure.

      In the event that the ensured availability is not provided, the customer shall receive a credit amounting to

      - 10% of the monthly charge in the case of downtime of more than 86 minutes to 4 hours per calendar month;

      - 20% of the monthly charge in the case of downtime of more than 4 hours to 8 hours per calendar month;

      - 30% of the monthly charge in the case of downtime of more than 8 hours to 12 hours per calendar month;


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

                                                    General Terms and Conditions

      - 40% of the monthly charge in the case of downtime of more than 12 hours to 16 hours per calendar month;

      - 50% of the monthly charge in the case of downtime of more than 16 hours per calendar month plus 1/720 of the monthly charge for each additional hour or part thereof, but a maximum of 100 % of the monthly charge for the connection.

      T-Systems shall offset the credit against amounts due on the basis of this agreement.

      This shall be without prejudice to any compensation claims of the customer.

13    Miscellaneous

13.1 If the customer, in turn, uses the contractually agreed services to provide telecommunications services for the public, T-Systems assumes liability with respect to providers of telecommunications services for the public in accordance with the general legislation subject to the proviso that the liability for financial loss caused through negligence is limited to EUR 12,500 for each of the other provider's end customers who have suffered damage. In this case, the sum of all claims for damages shall be no more than ten million euros for each damage-causing event pursuant to ss. 7 (2) of the German Telecommunications Customer Protection Ordinance.

      If the sum of the individual claims for damages exceeds the upper limit, the compensation shall be reduced in proportion to the ratio between the total claims for damages and the upper limit.

13.2 The customer shall have the right to transfer the rights and obligations under this agreement to a third party only with the prior written consent of T-Systems.

13.3  The  provisions  of  the  German   Product   Liability  Act  shall  remain
      unaffected.

13.4 The contractual relations between the parties shall be subject to German law.


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

                                                    General Terms and Conditions

List of cities

o     Domestic

      Berlin, Dusseldorf, Frankfurt on the Main, Hamburg, Hanover, Nuremberg, Munich and Stuttgart

o     International (1)

      Amsterdam, Brussels, Copenhagen, London, Madrid, Milan, New York, Paris, Prague, Stockholm, Vienna and Zurich

Transmission rates

   No.      Transmission rate                  No.      Transmission rate
----------------------------------          -----------------------------------
    1          1,920 kbit/s                     5          45 Mbit/s
----------------------------------          -----------------------------------
    2          1,984 kbit/s                     6          155 Mbit/s
----------------------------------          -----------------------------------
    3          2,048 kbit/s                     7          622 Mbit/s
----------------------------------
    4            34 Mbit/s

Interfaces

    DTE/Data Network Termination Unit interfaces
          pursuant to ITU-T Recommendation                                        Transmission rates
--------------------------------------------------------------------------------------------------------------------------------
                                                        1,920 kbit/s
                                                             to           2,048        34         45         155       622
     Mechanical and functional          electrical      1,984 kbit/s     kbit/s      Mbit/s     Mbit/s     Mbit/s     Mbit/s
--------------------------------------------------------------------------------------------------------------------------------
     15-pin D-sub connector
     pursuant to ISO/IEC 4903
     X.24 (X.21), but without              V.11              X              X          o          o           o          o
     validation of the C and I
        Interface circuits
--------------------------------------------------------------------------------------------------------------------------------
     34-pin D-sub connector
       pursuant to ISO 2593                V.11            X (2)          X (2)        o          o           o          o
                V35
--------------------------------------------------------------------------------------------------------------------------------
     2 x BNC socket (coaxial)          G.703, 75 O,          X              o          o          o           o          o
    Signal with frame (2,048          asymmetrical,
   kbit/s) pursuant to ITU-T            HDB3 code
                G.704
--------------------------------------------------------------------------------------------------------------------------------
   Screw coupling, coax 1.6/5.6        G.703, 75 O,
       pursuant to DIN 47295          asymmetrical,
 Signal with frame (2,048 kbit/s)        HDB3 cod            X              o          o          o           o          o
      pursuant to ITU-T G.704
--------------------------------------------------------------------------------------------------------------------------------
    RJ45 socket pursuant to           G.703, 120 ?,
           ISO/IEC 8877                symmetrical,
   Signal with frame (2.048             HDB3 code            X              o          o          o           o          o
   kbit/s) pursuant to ITU-T
             G.704


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

                                                    General Terms and Conditions

    DTE/Data Network Termination Unit interfaces
          pursuant to ITU-T Recommendation                                          Transmission rates
--------------------------------------------------------------------------------------------------------------------------------
                                                        1,920 kbit/s
                                                             to           2,048        34         45         155       622
     Mechanical and functional          electrical      1,984 kbit/s     kbit/s      Mbit/s     Mbit/s     Mbit/s     Mbit/s
--------------------------------------------------------------------------------------------------------------------------------
      RJ45 socket pursuant to         G.703, 120 ?,          o              X          o          o           o          o
           ISO/IEC 8877                symmetrical,
       Signal without frame             HDB3 code
           (transparent)
--------------------------------------------------------------------------------------------------------------------------------
     2 x BNC socket (coaxial)          G.703, 75 ?,          o              X          X          o           o          o
       Signal without frame           asymmetrical,
           (transparent)                HDB3 code
--------------------------------------------------------------------------------------------------------------------------------
   Screw coupling, coax 1.6/5.6        G.703, 75 ?,
       pursuant to DIN 47295          asymmetrical,          o              X          X          o           o          o
  Frameless signal (transparent)        HDB3 code
--------------------------------------------------------------------------------------------------------------------------------
     2 x BNC socket (coaxial)          G.703, 75 ?,
       Signal without frame           asymmetrical,          o              o          o          X           o          o
           (transparent)                B3ZS code
--------------------------------------------------------------------------------------------------------------------------------
   Screw coupling, coax 1.6/5.6        G.703, 75 ?,
       pursuant to DIN 47295          asymmetrical,          o              o          o          X           o          o
  Frameless signal (transparent)        B3ZS code
--------------------------------------------------------------------------------------------------------------------------------
     2 x BNC socket (coaxial)          G.703, 75 ?,          o              o          o          o           X          o
      Signal with frame (155          asymmetrical,
     Mbit/s) pursuant to ITU-T           CMI code
               G.707
--------------------------------------------------------------------------------------------------------------------------------
   Screw coupling, coax 1.6/5.6        G.703, 75 ?,
       pursuant to DIN 47295          asymmetrical,
   Signal with frame pursuant to         CMI code            o              o          o          o           X          o
            ITU-T G.707
--------------------------------------------------------------------------------------------------------------------------------
  Optical connection pursuant to      G.957 (optical         o              o          o          o           X          X
    88135-01 Signal with frame          interface)
      pursuant to ITU-T G.707

----------
(1) Information on other cities in which CityInterConnect international can be installed shall be provided upon request

(2)   Only provided for links outside of Germany.

This translation H not the authentic text. The German version shall be part of the agreement.


T-Systems Logo     Last revision:  1 May 2003     CityInterConnect international
                                                                     Page 8 of 8